SCHLUMBERGER LIMITED

                         POWER OF ATTORNEY

The undersigned in his capacity as a director or officer or both of Schlumberger Limited, a Netherlands Antilles corporation (the "Company"), does hereby appoint Janet B. Glassmacher and Lynda M. Quagliara, and each of them severally, his true and lawful attorney-in fact with power to act with or without the other and with full power of substitution and resubstitution, to execute for him and in his name, place and stead, in his capacity as a director or officer or both of the Company, a statement of beneficial ownership on Form 3, Form 4, Form 5 or Form 144, and to file the same or cause the same to be filed with the Securities and Exchange Commission. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5 and 144.

April 30, 2009                   /s/ Charles Woodburn
				Charles Woodburn